UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2024

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo
Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1,2024, the Company’s Board of Directors (the “Board”) appointed Jane Casanta to the Board to fill the vacancy resulting from the resignation of Timothy Triplett and to serve the unexpired term of Mr. Triplett. Ms. Casanta was not appointed to any committee of the Board.With respect to fiscal year 2024, Ms. Casanta was granted cash compensation of $20,000 and an option (the “option”) to purchase 40,000 shares of the Company’s Common Stock at an exercise price of $0.69 per share which was the closing price on the Nasdaq Stock Market on December 29,2023, the most recent trading day. The Option is for a term of seven years and vests quarterly over 12 quarters.

Item 8.01	Other Events

On January 4, 2024, the Company issued a press release announcing the appointment of .Jane Casanta to the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release regarding the appointment of Jane Casanta to to the Company’s Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Steve Handy
Steve Handy Chief Financial Officer

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